UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2018

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)
(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Nutanix, Inc. (the “Company”) approved changes to the Company’s compensation arrangements with certain of its Section 16 officers, including its named executive officers (the “Named Executive Officers”): Dheeraj Pandey, the Company's Chief Executive Officer and Chairman; Duston Williams, the Company's Chief Financial Officer; and David Sangster, the Company's Executive Vice President, Engineering and Operations.
The base salaries for the Named Executive Officers were changed, effective retroactively to October 1, 2018, as follows:

•	Dheeraj Pandey: $500,000;

•	Duston Williams: $450,000; and

•	David Sangster: $400,000.
The Named Executive Officers will continue to participate in the Company’s Executive Bonus Plan at the following revised target awards for the Company’s fiscal year ending July 31, 2019:

•	Dheeraj Pandey: $500,000;

•	Duston Williams: $300,000; and

•	David Sangster: $275,000.
In addition, each of the Named Executive Officers received the following grants of restricted stock units (“RSUs”) (the “Time-Based RSUs”):

•	Dheeraj Pandey: 100,000 RSUs;

•	Duston Williams: 100,000 RSUs; and

•	David Sangster: 100,000 RSUs.
The Time-Based RSUs will vest in 16 equal quarterly installments beginning on March 15, 2019, subject to the Named Executive Officer’s continuous service to the Company on each vesting date.

Mr. Pandey also received a grant of 100,000 RSUs (the “Performance RSUs”) that may vest based on the achievement of an average stock price of $80 over an approximately 4.5-year performance period (the “Performance Period”), and subject to Mr. Pandey’s continuous service to the Company on each vesting date. The average stock price will be calculated based on the average closing price of one share of the Company’s Class A Common Stock (“Common Stock”) as reported on the NASDAQ Stock Market during the 180-day period ending on the last trading day prior to each measurement date (as applicable, the “Average Stock Price”). The Average Stock Price will be measured once per quarter during the Performance Period, and:

•
If the Average Stock Price on any given quarterly measurement date does not equal or exceed $80, then none of the Performance RSUs will vest that quarter, and any unvested Performance RSUs will carry over to the next quarter (the “Carryover RSUs”);

•	If the Average Stock Price on any given quarterly measurement date equals or exceeds $80, then 1/18th of the Performance RSUs plus the applicable Carryover RSUs, if any, would vest; and/or

•	If the Average Stock Price never equals or exceeds $80 during the Performance Period, the Performance RSUs would terminate at the end of the Performance Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: October 29, 2018	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer
(Principal Financial Officer)